Exhibit 23.4

40 Gracechurch Street,

London, EC3V 0BT

Tel: +44 20 7488 3444

admin@howerobinson.com

CONSENT OF HOWE ROBINSON PARTNERS

Tsakos Energy Navigation Limited

367 Syngrou Avenue

175 64 P. Faliro

Athens, Greece

July 28, 2017

Ladies and Gentlemen:

Reference is made to the Tsakos Energy Navigation Limited (the “Company”) Annual Report on Form 20-F for the fiscal year ended December 31, 2016 (the “Form 20-F”) and the Company’s Registration Statement on Form F-3 to be filed on July 28, 2017 (the “Registration Statement”).

We have reviewed the section entitled “Item 3. Key Information—General Market Overview—World Oil Demand / Supply and Trade” included in the Form 20-F and confirm it accurately describes our opinion of the international tanker industry. We further advise the Company that our role has been limited to the provision of the statistical data and other information set forth in such section of the Form 20-F. With respect to such statistical data and other information supplied by us, we advise you that:

•	Certain information included in this discussion is derived from estimates or subjective judgments;

•	The information in the databases of other maritime data collection agencies may differ from this data; and

•	While we have taken reasonable care in the compilation of the statistical and other information and believe it to be accurate and correct, data compilation is subject to limited audit and validation procedures.

We hereby consent to the reference to our firm and incorporation by reference in the Registration Statement and in the related Prospectus of the information provided by us and included under the section “Item 3. Key Information—General Market Overview—World Oil Demand / Supply and Trade” included in the Form 20-F.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement to be filed with the U.S. Securities and Exchange Commission.

Reg No 9449021 England and Wales

Registered Office: 40 Gracechurch Street, London, EC3V 0BT

Sincerely,

/s/ Henry Liddell
Howe Robinson Partners (UK) Ltd. HENRY LIDDELL MANAGING PARTNER

Reg No 9449021 England and Wales

Registered Office: 40 Gracechurch Street, London, EC3V 0BT